Exhibit 99.1

Investors Title Company Announces Third Quarter 2014 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--November 3, 2014--Investors Title Company today announced its results for the third quarter ended September 30, 2014. Net income attributable to the Company decreased 53.0% to $2,594,490, or $1.28 per diluted share, compared with $5,515,798, or $2.66 per diluted share, for the prior year quarter.

Revenues decreased 12.2% to $29,508,230 versus the prior year quarter, primarily due to a 13.4% decrease in net premiums written. Higher mortgage interest rates led to lower levels of refinance activity, while purchase activity remained relatively constant with last year.

Operating expenses increased 2.3% to $25,909,740 versus the prior year quarter, primarily as a result of a higher level of claims expense, following a reduction in the reserves for claims in the prior year period. The prior period reduction reflected a change in estimate related to certain actuarial assumptions stemming from improved claims experience in recent post-recession policy years. The increase in the claims provision was partially offset by a decrease in agent commissions resulting from decreased activity in markets which are predominantly agent-based, and a decrease in incentive compensation and certain employee benefits.

For the nine months ended September 30, 2014, net income attributable to the Company decreased 46.1% to $6,954,526, or $3.41 per diluted share, compared with $12,898,203, or $6.19 per diluted share, for the prior year period, primarily due to changes in the provision for claims. Revenues decreased 3.1% to $91,183,857 versus the prior year period, primarily due to a 4.3% decrease in net premiums written. Premiums related to refinance activity were down substantially for the first three quarters of the year, while purchase-related premiums were up slightly. Operating expenses increased 8.4% to $81,549,808 versus the prior year period, driven mostly by an increase in the claims provision primarily related to the prior year change in estimate.

Chairman J. Allen Fine added, “As expected, the drop in refinance activity that began last year has continued in 2014, and led to a reduction in premium volumes for both the quarter and year-to-date periods. We are, however, pleased with the overall strength in home purchase activity, as well as sustained increases in the level of home prices. Although unusual adjustments to the claims reserve in the prior year led to an unfavorable comparison, we remain encouraged by the general long-term trend of claims activity. We will continue to monitor and respond to changes in the market, while remaining focused on enhancing our long-term competitive strengths.”

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding future home price increases, increases in home purchase activity, expansion of the Company’s market presence, enhancing competitive strengths or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Nine Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Net premiums written	$26,356,835	$30,431,560	$81,115,940	$84,787,318
Investment income - interest and dividends	1,064,995	990,338	3,130,846	2,835,870
Net realized gain on investments	8,689	261,938	592,908	333,554
Other	2,077,711	1,921,403	6,344,163	6,190,170
Total Revenues	29,508,230	33,605,239	91,183,857	94,146,912

Operating Expenses:
Commissions to agents	14,440,264	18,142,697	48,242,923	49,240,917
Provision (benefit) for claims	1,507,814	(3,037,101)	4,177,478	(2,429,289)
Salaries, employee benefits and payroll taxes	6,609,425	7,133,497	19,250,116	19,533,970
Office occupancy and operations	1,257,009	1,165,772	3,683,980	3,266,112
Business development	552,215	606,549	1,581,872	1,487,635
Filing fees, franchise and local taxes	233,079	141,373	648,022	510,893
Premium and retaliatory taxes	491,927	592,717	1,332,492	1,563,764
Professional and contract labor fees	621,305	404,206	1,976,272	1,514,749
Other	196,702	179,006	656,653	560,170
Total Operating Expenses	25,909,740	25,328,716	81,549,808	75,248,921

Income before Income Taxes	3,598,490	8,276,523	9,634,049	18,897,991

Provision for Income Taxes	1,004,000	2,733,000	2,656,000	5,944,000

Net Income	2,594,490	5,543,523	6,978,049	12,953,991

Net Income Attributable to Redeemable Noncontrolling Interest	—	(27,725)	(23,523)	(55,788)

Net Income Attributable to the Company	$2,594,490	$5,515,798	$6,954,526	$12,898,203

Basic Earnings per Common Share	$1.28	$2.67	$3.42	$6.26

Weighted Average Shares Outstanding – Basic	2,028,818	2,069,081	2,033,637	2,059,226

Diluted Earnings per Common Share	$1.28	$2.66	$3.41	$6.19

Weighted Average Shares Outstanding – Diluted	2,032,644	2,074,940	2,038,875	2,083,560

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of September 30, 2014 and December 31, 2013 (Unaudited)

	September 30, 2014	December 31, 2013
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$94,995,138	$91,445,413
Equity securities, available-for-sale, at fair value	37,461,674	36,144,065
Short-term investments	6,154,749	7,926,373
Other investments	7,950,676	7,247,831
Total investments	146,562,237	142,763,682

Cash and cash equivalents	23,622,522	23,626,761
Premium and fees receivable	8,489,096	8,750,224
Accrued interest and dividends	1,151,250	1,006,698
Prepaid expenses and other assets	8,677,087	7,466,141
Property, net	5,369,084	4,325,538
Current income taxes recoverable	1,624,024	366,772
Total Assets	$195,495,300	$188,305,816

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$36,252,000	$35,360,000
Accounts payable and accrued liabilities	18,683,691	20,324,190
Deferred income taxes, net	5,893,471	4,013,983
Total liabilities	60,829,162	59,698,173

Redeemable Noncontrolling Interest	—	545,489

Stockholders’ Equity:
Common stock - no par value (10,000,000 authorized shares; 2,028,818 and
2,037,135 shares issued and outstanding 2014 and 2013, respectively, excluding
291,676 shares for 2014 and 2013 of common stock held by the Company's
subsidiary)	1	1
Retained earnings	122,545,561	116,714,749
Accumulated other comprehensive income	12,120,576	11,347,404
Total stockholders’ equity	134,666,138	128,062,154
Total Liabilities and Stockholders’ Equity	$195,495,300	$188,305,816

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Nine Months Ended September 30, 2014 and 2013

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014	%	2013	%	2014	%	2013	%
Branch	$6,815,125	25.9	$6,630,345	21.8	$17,922,166	22.1	$19,746,738	23.3

Agency	19,541,710	74.1	23,801,215	78.2	63,193,774	77.9	65,040,580	76.7

Total	$26,356,835	100.0	$30,431,560	100.0	$81,115,940	100.0	$84,787,318	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200